EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, Roger Perreault, Chief Executive Officer, and I, Ted J. Jastrzebski, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:
(1)The Company’s periodic report on Form 10-Q for the period ended December 31, 2022 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ Roger Perreault		/s/ Ted J. Jastrzebski
Roger Perreault		Ted J. Jastrzebski

Date:	February 2, 2023	Date:	February 2, 2023